UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2021

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 9, 2021, Seneca Biopharma, Inc. (“Company” or “Seneca”) held its previously adjourned 2021 Special Meeting of Stockholders (“Special Meeting”) at 11:00 a.m. EDT. The Special Meeting was held virtually. Only stockholders of record as of the close of business on February 9, 2021 (“Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, 17,295,703 shares of the Company’s common stock (“Common Stock”) were issued, outstanding and entitled to vote, of which 9,489,421 shares were represented, in person or by proxy, and constituted a quorum for purposes of the Special Meeting. The results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. The approval of an amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Common Stock at a ratio within the range not less than 1-for-5 and not greater than 1-for-12 (with such ratio to be mutually agreed upon by the Company and Leading BioSciences (“LBS”) prior to the effectiveness of the Merger). With regard to Proposal 1, the Special Meeting was adjourned until April 23, 2021 to allow Seneca additional time to solicit votes. At the time of the adjournment, the preliminary votes were as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
8,135,793	1,316,250	37,378	0

Please see Item 8.01 below, which is incorporated herein by reference, for a further discussion.

(b) Proposal 2. The approval of (i) the issuance of shares of Seneca Common Stock pursuant to the Merger and Pre-Merger Financing, which will represent more than 20% of the shares of Seneca Common Stock outstanding immediately prior to the Merger, and (ii) the change of control resulting from the Merger and Pre-Merger Financing, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively, were approved based upon the following preliminary votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
4,946,367	645,337	88,291	3,809,426

(c) Proposal 3. The approval of the Palisade Bio, Inc. 2021 Equity Incentive Plan was approved based upon the following preliminary votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
3,375,812	2,051,763	252,420	3,809,426

(d) Proposal 4. The approval of the Palisade Bio, Inc. 2021 Employee Stock Purchase Plan was approved based upon the following preliminary votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
3,580,788	1,906,851	192,356	3,809,426

(e) Proposal 5. The non-binding advisory vote on the compensation that may be paid or become payable to Seneca’s named executive officers in connection with the completion of the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable was approved based upon the following preliminary votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
4,552,021	853,452	274,522	3,809,426

Accordingly, the Company will take these results under advisement.

(f) Proposal 6. The approval of a postponement or adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above was approved based upon the following preliminary votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
7,872,512	1,444,146	172,763	0

Item 8.01	Other Events.

At the time of the Special Meeting, there were insufficient votes to pass Proposal 1 which requires a higher standard to pass than the other proposals. Upon motion, the Special Meeting was adjourned until April 23, 2021 with respect to Proposal 1 to allow Seneca to solicit additional votes. As announced at the Special Meeting, the meeting will reconvene at 11:00 a.m. Eastern Time on April 23, 2021 via virtual-only format via live audio webcast at www.virtualshareholdermeeting.com/SNCA2021SM. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal 1 only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2021	Seneca Biopharma, Inc.

/s/ Dane Saglio
By: Dane Saglio
Chief Executive Officer